SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 18, 2009


                       DIGITAL DEVELOPMENT PARTNERS, INC.
                ------------------------------------------------
             (Exact name of Registrant as specified in its charter)


     Nevada                         000-52828                  98-0521119
----------------------------   ---------------------        ------------------
(State or other jurisdiction   (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                          58 1/2 North Lexington Avenue
                               Asheville, NC 28801
                     --------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (828) 225-8124


          (Former name or former address if changed since last report)




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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of
            Certain Officers.

      On December 18, 2009 James R. McMahon was appointed to the Company's board of directors and was appointed as the Chief Operating Officer of the Company's wholly owned subsidiary, Yu Deal Inc. (formerly named 4gDeals, Inc.).

      Since joining the Company in September 2009, Mr. McMahon (Age 42) has been managing the development of the Company's electronic coupon distribution system. Between January 2009 and November 2009, Mr. McMahon worked as an independent consultant to various interactive media companies providing advice on project management and technology development. Between October 2007 and December 2008 Mr. McMahon was the Chief Operating Officer of the Scully Group in Asheville, North Carolina. At the Scully Group, Mr. McMahon guided company strategy, project management, technology development, human resources and finance. Between March 2006 and October 2007 Mr. McMahon developed Wisdomology.com, a social networking website. Between February 1996 and March 2006 Mr. McMahon held various positions in the information technology division of the Coca-Cola Company, including as a director of that division (2005 to 2006). From 1990 to 1993, Mr. McMahon did graduate research in atmospheric chemistry at MIT under the guidance of the 1995 Nobel Laureate in Chemistry Mario Molina. Mr. McMahon received a Bachelor of Arts degree in Physics from Harvard University in 1989.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 18, 2009

                                 DIGITAL DEVELOPMENT PARTNERS, INC.



                              By:   /s/ Isaac Roberts
                                    ----------------------------
                                    Isaac Roberts, President